Press Release

Los Angeles, Calif. - August 1, 2005 - Wilshire Bancorp, Inc. (“Wilshire”) (NASDAQ:WIBC) announced today that it has entered into a definitive stock purchase agreement with the shareholders of Liberty Bank of New York (“Liberty Bank”) to acquire all of the stock of Liberty Bank for approximately $15.7 million, payable 60% cash and 40% common stock of Wilshire. The sale price is subject to adjustment immediately prior to closing of the transaction, and the stock purchase is subject to certain customary closing conditions contained in the transaction agreements, including regulatory approval. The stock purchase is expected to be completed in the fourth quarter of 2005.

As of June 30, 2005, Wilshire had total assets of over $1.46 billion, which will increase by approximately $55.7 of total assets owned by Liberty Bank upon consummation of the transaction. Wilshire expects the transaction to provide benefits through market expansion and economies of scale, while maintaining its community involvement by focusing on small to midsize businesses, particularly through SBA loans, and the traditional banking needs of individuals.

“We see numerous opportunities for management synergies and growth, while strengthening Liberty Bank’s operations to assure reliability and the excellence that Wilshire customers have come to expect,” says Mr. Steven Koh, Chairman of Wilshire.

“We have great admiration for Wilshire, its management team, and their community support and customer service. Our current management team and employees are looking forward to joining Wilshire in its commitment to offer personalized services to small and medium sized businesses and the communities of the New York metropolitan area,” said Mr. Thomas J. Emery, President and Chief Executive Officer of Liberty Bank. Formed in 1998, Liberty Bank has two locations in the New York metropolitan area and will allow Wilshire to broaden its nationwide presence as it expands to the East Coast.

Wilshire is headquartered in Los Angeles and is the holding company of Wilshire State Bank. Wilshire State Bank began in 1980 and currently has fifteen branch offices in California and Texas. It also operates loan production offices in San Jose, Seattle, Oklahoma City, San Antonio, Las Vegas, Houston, Atlanta, New York, and Denver. The stock purchase will bring together two high performing banks that have roots in their respective Korean communities. In the words of Mr. Soo Bong Min, Wilshire’s President and Chief Executive Officer, “We hope to repeat in New York what we have achieved elsewhere. We intend to expand from Liberty Bank’s current niche to serve the entire market.”

The portion of the purchase price paid in common stock of Wilshire is being made in accordance with Rule 506 of the Securities Act of 1933, as amended, so that the securities will not be registered under the Securities Act of 1933 or any state securities laws.

Wilshire will be holding a press conference to discuss the stock purchase agreement with the shareholders of Liberty Bank on Monday, August 1, 2005 at 3:00 p.m. P.D.T. at its offices, located at 3200 Wilshire Boulevard, Los Angeles, California 90010. More information on Wilshire can be obtained at its website www.wilshirebank.com

# # #

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, (i) statements about the benefits of the stock purchase of Liberty Bank by Wilshire, including future financial and operating results, cost savings, enhanced revenues, and accretion to reported earnings that may be realized from the merger; (ii) statements with respect to Liberty Bank’s and Wilshire’s plans, objectives, expectations and intentions and other statements that are not historical facts; and (iii) other statements identified by words such as “believes,”“expects,”“anticipates,”“estimates,”“intends,”“plans,”“targets,”“projects” and similar expressions. These statements are based upon the current beliefs and expectations of Liberty Bank’s and Wilshire’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the risk that the businesses of Liberty Bank and Wilshire will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) deposit attrition, operating costs, customer loss and business disruption following the merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (5) the ability to obtain governmental approvals of the merger on the proposed terms and schedule; (6) the failure of Liberty Bank’s and Wilshire’s stockholders to approve the transaction; (7) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (8) the strength of the United States economy in general and the strength of the local economies in which the combined company will conduct operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on the combined company's loan portfolio and allowance for loan losses; (9) changes in the U.S. and foreign legal and regulatory framework; and (10) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the combined company's capital markets and asset management activities. Additional factors that could cause Liberty Bank’s and Wilshire’s results to differ materially from those described in the forward-looking statements can be found in Wilshire’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available at the SEC’s Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Liberty Bank and Wilshire or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Liberty Bank and Wilshire do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.